Exhibit 99

Restaurant Brands International Reports Second Quarter 2015 Results

Oakville, Ontario – July 27, 2015 – Restaurant Brands International Inc. (TSX/NYSE: QSR, TSX: QSP) today reported financial results for the second quarter ended June 30, 2015.

Daniel Schwartz, Chief Executive Officer of Restaurant Brands International (RBI) commented, “We are pleased to report another quarter of solid results for both of our iconic brands, TIM HORTONS® and BURGER KING®. The continued expansion of our global footprint combined with effective marketing and successful product launches drove system-wide sales growth. We believe our focus on enhancing our guest experience and increasing franchisee profitability will continue to create value for all of our stakeholders—our guests, franchisees, employees and shareholders—in the second half of the year.”

Second Quarter 2015 Highlights:

•	Tim Hortons (TH) comparable sales increased 5.5% and Burger King (BK) comparable sales increased 6.7% in constant currency

•	TH delivered net restaurant growth (“NRG”) of 52 and BK delivered NRG of 141

•	System-wide sales grew 8.4% at TH and 11.6% at BK in constant currency

•	RBI Adjusted EBITDA was up 19.1% on an organic basis to $427 million versus the prior year pro forma amount

•	RBI Adjusted Diluted EPS was $0.30 per share

•	RBI declared a dividend of $0.12 per common share and partnership exchangeable unit of RBI LP for the third quarter of 2015

Consolidated Operational Highlights

	Three Months Ended June 30,
	2015	2014
	(unaudited)
Comparable Sales Growth (1)
TH (2)	5.5%	2.8%
BK	6.7%	0.9%
System Net Restaurant Growth (NRG)
TH (2)	52	22
BK	141	131
System-wide Sales Growth (1)
TH (2)	8.4%	6.5%
BK	11.6%	5.4%
System-wide Sales (3) (in US$ millions)
TH (2)	$1,657.6	$1,702.0
BK	$4,406.1	$4,292.9

(1)	Comparable sales growth and system-wide sales growth are calculated on a constant currency basis and include sales at franchise restaurants and company-owned restaurants.
(2)	TH 2014 second quarter figures are shown for informational purposes only.
(3)	System-wide sales are driven by sales at franchised restaurants, as approximately 100% of current restaurants are franchised. We do not record franchise sales as revenue; however, our franchise revenues include royalties based on a percentage of franchise sales.

Consolidated Financial Highlights

	Three Months Ended June 30,
(in US$ millions, except per share data)	2015	2014	2014 PF (6)
	(unaudited)
RBI Total Revenues	$1,041.4	$261.2	$1,058.7
RBI Net Income (Loss) Attributable to Common Shareholders	$9.6	$75.1	$31.3
RBI Diluted Earnings (Loss) per Share Attributable to Common Shareholders	$0.05	$0.21	$0.15
TH Adjusted EBITDA (4)	$234.3	n/a	$215.2
BK Adjusted EBITDA (4)	$192.9	$182.8	$182.8

RBI Adjusted EBITDA (5)	$427.2	$182.8	$398.0
RBI Adjusted Net Income (Loss) Attributable to Common Shareholders (5)	$142.7	$93.2	$112.1
RBI Adjusted Diluted Earnings (Loss) per Share Attributable to Common Shareholders (5)	$0.30	$0.26	$0.24

(4)	TH Adjusted EBITDA and BK Adjusted EBITDA are our measures of segment profitability.
(5)	RBI Adjusted EBITDA, RBI Adjusted Net Income (Loss), and RBI Adjusted Diluted Earnings (Loss) per Share are non-GAAP financial measures. Please refer to “Non-GAAP Financial Measures” for further detail.
(6)	Please refer to RBI’s Form 8-K filed on April 27, 2015 with pro forma financial information for RBI, TH and BK.

Consistent execution of brand-specific strategic initiatives drove RBI outperformance in the second quarter. TH trailing twelve month NRG of 230 along with comparable sales growth of 5.5% drove TH system-wide sales growth of 8.4%. Strength in Dark Roast coffee and the CREAMY CHOCOLATE CHILL™ beverage as well as growth in the lunch daypart contributed to TH outperformance. At BK, trailing twelve month NRG of 720 in conjunction with second quarter comparable sales growth of 6.7% led to BK system-wide sales growth of 11.6%. BK comparable sales growth was largely driven by innovative product launches including the A.1.® Hearty Mozzarella Bacon Cheeseburger, Extra Long Pulled Pork Sandwich and Chicken Fries.

TH Segment Results (2)

	Three Months Ended June 30,
(in US$ millions)	2015	2014	2014 PF (6)
	(unaudited)
Comparable Sales Growth (1)	5.5%	2.8%	2.8%
System-wide Sales Growth (1)	8.4%	6.5%	6.5%
System-wide Sales (3)	$1,657.6	$1,702.0	$1,702.0
System Net Restaurant Growth (NRG)	52	22	22
System Restaurant Count at Period End	4,776	4,546	4,546
Sales	$539.0	n/a	$563.1
Franchise and Property Revenues	$224.2	n/a	$234.4

TH Total Revenues	$763.2	n/a	$797.5
Cost of Sales	$450.9	n/a	$480.0
Franchise & Property Expenses	$92.5	n/a	$103.0
Segment SG&A (7)	$23.1	n/a	$41.6
Segment depreciation and amortization (8)	$34.9	n/a	$38.6
TH Adjusted EBITDA (4) (9)	$234.3	n/a	$215.2

(7)	Segment selling, general and administrative expenses consists of segment selling expenses and segment management general and administrative expenses.
(8)	Segment depreciation and amortization consists of depreciation and amortization included in cost of sales and franchise and property expenses.
(9)	TH Adjusted EBITDA for the three months ended June 30, 2015 excludes $(1.0) million of acquisition accounting impact on cost of sales and includes $3.7 million of cash distributions received from equity method investments. TH pro forma Adjusted EBITDA for the three months ended June 30, 2014 includes $3.7 million of cash distributions received from equity method investments.

Comparable sales growth and NRG for the trailing twelve month period contributed to TH system-wide sales growth of 8.4% in the second quarter. TH comparable sales grew 5.5%, with comparable sales growth for TH Canada and TH U.S. markets at 5.4% and 7.0%, respectively.

TH added 52 net new restaurants to end the quarter with 4,776 restaurants. For the trailing twelve month period, TH increased its restaurant base by 230 restaurants, or 5.1%. TH Total Revenues declined 4.3% versus the prior year pro forma amount to $763.2 million, primarily as a result of FX headwinds. Excluding the impact of FX movements, TH Total Revenues increased 7.9% compared to prior year pro forma results. Year-over-year, TH Adjusted EBITDA grew 22.8% on an organic basis (excluding the impact of FX movements) as a result of top-line growth, operating leverage and cost discipline.

BK Segment Results

	Three Months Ended June 30,
(in US$ millions)	2015	2014
	(unaudited)
Comparable Sales Growth (1)	6.7%	0.9%
System-wide Sales Growth (1)	11.6%	5.4%
System-wide Sales (3)	$4,406.1	$4,292.9
System Net Restaurant Growth (NRG)	141	131
System Restaurant Count at Period End	14,528	13,808
Sales	$28.8	$18.3
Franchise and Property Revenues	$249.4	$242.9

BK Total Revenues	$278.2	$261.2
Cost of Sales	$25.0	$15.7
Franchise & Property Expenses	$33.1	$35.7
Segment SG&A (7)	$39.2	$39.4
Segment depreciation and amortization (8)	$12.0	$12.4
BK Adjusted EBITDA (4)	$192.9	$182.8

Comparable sales growth and acceleration of net restaurant openings at BK helped drive system-wide sales growth of 11.6%. BK achieved comparable sales growth of 6.7% with positive same-store sales in all markets. U.S. and Canada and Latin America and the Caribbean notably outperformed with comparable sales growth of 7.9% and 8.5%, respectively. BK top-line growth was largely attributable to comparable sales growth and the addition of 720 net new restaurants for the trailing twelve month period. With 141 net new restaurants added in the second quarter, BK ended the period with 14,528 restaurants.

BK experienced a 6.4% FX headwind to revenues for the second quarter. Excluding the impact of FX movements, BK Total Revenues grew by 13.7% to $278.2 million versus prior year. Compared to the second quarter 2014, BK Adjusted EBITDA increased 14.7% on an organic basis.

Cash and Liquidity

As of June 30, 2015 total debt was $8.9 billion and net debt was $8.2 billion. Our cash balance of $0.7 billion was down $0.3 billion versus the prior quarter, primarily as a result of our debt refinancing in May, in which we paid down $1.55 billion of our Term Loan with $0.3 billion of cash and the proceeds from the $1.25 billion issuance of 4.625% First Lien Senior Notes due January 15, 2022.

On July 27, 2015, our Board of Directors declared a dividend of $0.12 per common share and Class B exchangeable partnership unit of Restaurant Brands International Limited Partnership for the third quarter of 2015. The dividend will be payable on October 2, 2015 to shareholders and unitholders of record at the close of business on August 28, 2015.

Investor Conference Call

The Company will host an investor conference call and webcast at 8:30 a.m. Eastern Time on Monday, July 27, 2015, to review financial results for the second quarter ended June 30, 2015. The earnings call will be broadcast live via the Company’s investor relations website at http://investor.rbi.com and a replay will be available for 30 days following the release. The dial-in number is (866) 807-9684 for U.S. callers, (866) 450-4696 for Canadian callers and (412) 317-5415 for callers from other countries.

Contacts

Investors

Andrea John, Investor Relations

(905) 339-4940; investor@rbi.com

Media

Patrick McGrade, Communications and Corporate Affairs

(905) 339-5815; media@rbi.com

About Restaurant Brands International

Restaurant Brands International Inc. is one of the world’s largest quick service restaurant companies with over $23 billion in system-wide sales and over 19,000 restaurants in approximately 100 countries and U.S. territories. Restaurant Brands International owns two of the world’s most prominent and iconic quick service restaurant brands – TIM HORTONS® and BURGER KING®. These independently operated brands have been serving their respective guests, franchisees and communities for over 50 years. To learn more about Restaurant Brands International, please visit RBI’s website at www.rbi.com.

Forward-Looking Statements

This press release contains certain forward-looking statements, which reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These forward-looking statements include statements about RBI’s expectations and belief that its focus on increasing franchisee profitability and enhancing guest experience will continue to create value for all of its stakeholders in the second half of the year. The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the Securities and Exchange Commission and applicable Canadian securities regulatory authorities, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: risks related to RBI’s ability to successfully implement its domestic and international growth strategy; and risks related to RBI’s ability to compete domestically and internationally in an intensely competitive industry. Other than as required under U.S. federal securities laws or Canadian securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, change in expectations or otherwise.

Pro Forma (PF) Financial Information

This press release contains pro forma financial information of Restaurant Brand International Inc. (“RBI”), Tim Hortons (“TH”) and Burger King Worldwide (“BKW”). As discussed in our Form 8-K filed on April 27, 2015 with the SEC and Canadian securities regulatory authorities (the “Pro Forma Form 8-K”), the historical results of operations have been adjusted to give pro forma effect to those events that are directly attributable to (i) the BKW merger with TH (the “Merger”), (ii) our entry into a new $6,750.0 million term loan facility, (iii) our issuance of $2,250.0 million aggregate principal amount of second lien secured notes, (iv) our issuance of $3.0 billion of 9% cumulative compounding perpetual voting preferred shares and the warrant to purchase our common shares to a subsidiary of Berkshire Hathaway, Inc., (v) the repayment of $2,923.4 million of existing BKW indebtedness and (vi) extinguishment of approximately $1.0 billion of TH legacy notes (as detailed in the Pro Forma Form 8-K, collectively, the “Transactions”), as if the Transactions occurred on the first day of fiscal 2014.

The pro forma statements of operations include the impact of preliminary acquisition accounting adjustments resulting from preliminary fair value estimates due to the application of acquisition accounting to the Merger. These fair value estimates are subject to change over a one-year measurement period. Measurement period adjustments that are determined to be material will be applied retrospectively. For more information regarding the pro forma financial information, please refer to our Pro Forma Form 8-K filed with the SEC and Canadian securities regulatory authorities on April 27, 2015.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(In millions of U.S. dollars, except per share data)

(Unaudited)

	Three Months Ended June 30,
	2015	2014	2014 PF
Revenues:
Sales	$567.8	$18.3	$581.4
Franchise and property revenues	473.6	242.9	477.3

Total revenues	1,041.4	261.2	1,058.7
Cost of sales	475.9	15.7	495.7
Franchise and property expenses	125.6	35.7	138.7
Selling, general and administrative expenses	102.1	47.0	92.0
(Income) loss from equity method investments	5.3	5.9	2.3
Other operating expenses (income), net	34.2	5.4	5.4

Total operating costs and expenses	743.1	109.7	734.1

Income from operations	298.3	151.5	324.6
Interest expense, net	123.8	50.6	125.9
(Gain) loss on early extinguishment of debt	39.9	—	—

Income (loss) before income taxes	134.6	100.9	198.7
Income tax expense	43.8	25.8	57.5

Net income	90.8	75.1	141.2

Net income attributable to noncontrolling interests	13.7	—	42.4
Preferred share dividends	67.5	—	67.5

Net income (loss) attributable to common shareholders	$9.6	$75.1	$31.3

Earnings (loss) per common share:
Basic	$0.05	$0.21	$0.15
Diluted	$0.05	$0.21	$0.15
Weighted average shares outstanding
Basic	202.4	352.3	202.1
Diluted	476.4	359.4	476.1
Cash dividends declared per common share	$0.10	$0.07

Memo: Basic earnings (loss) per common share is determined by dividing net income (loss) attributable to common shareholders by the weighted average number of common shares outstanding during the period. For the three months ended June 30, 2015, diluted EPS of $0.05 per share assumes $22.3 million net income (loss) available to common shareholders and noncontrolling interests related to the Class B exchangeable limited partnership units of RBI LP (“Partnership exchangeable units”) and assumes conversion of Partnership exchangeable units to RBI common shares. The diluted earnings (loss) per share calculation assumes conversion of 100% of the Partnership exchangeable units under the “if converted” method.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(In millions of U.S. dollars, except per share data)

(Unaudited)

	Six Months Ended June 30,
	2015	2014	2014 PF
Revenues:
Sales	$1,067.3	$36.8	$1,090.3
Franchise and property revenues	906.1	465.3	900.0

Total revenues	1,973.4	502.1	1,990.3
Cost of sales	909.5	31.2	937.5
Franchise and property expenses	255.6	73.1	268.3
Selling, general and administrative expenses	213.1	95.2	184.3
(Income) loss from equity method investments	2.5	9.9	3.3
Other operating expenses (income), net	69.7	9.9	13.8

Total operating costs and expenses	1,450.4	219.3	1,407.2

Income from operations	523.0	282.8	583.1
Interest expense, net	247.7	100.6	251.7
(Gain) loss on early extinguishment of debt	39.6	—	—

Income (loss) before income taxes	235.7	182.2	331.4
Income tax expense	91.9	46.7	98.7

Net income	143.8	135.5	232.7

Net income attributable to noncontrolling interests	5.2	—	(253.5)
Preferred share dividends	136.2	—	135.0
Accretion of preferred shares to redemption value	—	—	546.4

Net income (loss) attributable to common shareholders	$2.4	$135.5	$(195.2)

Earnings (loss) per common share:
Basic	$0.01	$0.38	$(0.97)
Diluted	$0.01	$0.38	$(0.97)
Weighted average shares outstanding
Basic	202.3	352.3	202.1
Diluted	476.4	359.3	467.1
Cash dividends declared per common share	$0.19	$0.14

Memo: Basic earnings (loss) per common share is determined by dividing net income (loss) attributable to common shareholders by the weighted average number of common shares outstanding during the period. For the six months ended June 30, 2015, diluted EPS of $0.01 per share assumes $5.6 million net income (loss) available to common shareholders and noncontrolling interests related to the Partnership exchangeable units and assumes conversion of Partnership exchangeable units to RBI common shares. The diluted earnings (loss) per share calculation assumes conversion of 100% of the Partnership exchangeable units under the “if converted” method.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In millions of U.S. dollars, except share data)

(Unaudited)

	As of
	June 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$688.9	$1,803.2
Restricted cash and cash equivalents	—	84.5
Trade and notes receivable, net of allowance of $14.8 million and $20.1 million, respectively	360.2	440.7
Inventories and other current assets, net	196.9	192.8
Advertising fund restricted assets	54.0	53.0
Deferred income taxes, net	104.3	87.2

Total current assets	1,404.3	2,661.4
Property and equipment, net of accumulated depreciation of $285.8 million and $226.7 million, respectively	2,393.0	2,539.6
Intangible assets, net	8,898.1	9,441.1
Goodwill	5,437.9	5,844.4
Net investment in property leased to franchisees	130.8	140.5
Other assets, net	763.6	530.4

Total assets	$19,027.7	$21,157.4

LIABILITIES, REDEEMABLE PREFERRED SHARES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts and drafts payable	$250.8	$223.0
Accrued advertising	39.0	25.9
Other accrued liabilities	492.4	321.5
Gift card liability	125.8	187.0
Advertising fund liabilities	48.3	45.6
Current portion of long term debt and capital leases	46.3	1,124.9

Total current liabilities	1,002.6	1,927.9
Term debt, net of current portion	8,651.8	8,936.7
Capital leases, net of current portion	161.4	175.7
Other liabilities, net	633.8	634.7
Deferred income taxes, net	1,736.8	1,865.1

Total liabilities	12,186.4	13,540.1

Redeemable preferred shares; $43.775848 par value; 68,530,939 shares authorized, issued and outstanding at June 30, 2015 and December 31, 2014	3,297.0	3,297.0
Shareholders’ Equity:
Common shares; no par value; unlimited shares authorized; 202,411,121 shares issued and outstanding at June 30, 2015; 202,052,741 shares issued and outstanding at December 31, 2014	1,774.4	1,755.0
Retained earnings	190.4	226.4
Accumulated other comprehensive income (loss)	(420.3)	(111.7)

Total Restaurant Brands International Inc. shareholders’ equity	1,544.5	1,869.7
Noncontrolling interests	1,999.8	2,450.6

Total shareholders’ equity	3,544.3	4,320.3

Total liabilities, redeemable preferred shares and shareholders’ equity	$19,027.7	$21,157.4

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In millions of U.S. dollars)

(Unaudited)

	Six Months Ended June 30,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$143.8	$135.5
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	102.1	32.2
(Gain) loss on early extinguishment of debt	39.6	—
Amortization of deferred financing costs and debt issuance discount	15.3	30.1
(Income) loss from equity method investments	2.5	9.9
Loss (gain) on remeasurement of foreign denominated transactions	27.5	(2.3)
Amortization of defined benefit pension and postretirement items	(0.1)	(1.6)
Net losses (gains) on derivatives	46.6	4.2
Net losses (gains) on refranchisings and dispositions of assets	(0.6)	3.6
Bad debt expense (recoveries), net	0.7	(0.2)
Share-based compensation expense	22.5	6.0
Acquisition accounting impact on cost of sales	0.8	—
Deferred income taxes	(92.5)	5.0
Changes in current assets and liabilities, excluding acquisitions and dispositions:
Reclassification of restricted cash to cash and cash equivalents	79.2	—
Trade and notes receivable	59.9	11.4
Inventories and other current assets	5.0	7.7
Accounts and drafts payable	39.3	(8.4)
Accrued advertising	6.2	(13.1)
Other accrued liabilities	35.9	4.8
Other long-term assets and liabilities	(25.5)	(11.7)

Net cash provided by operating activities	508.2	213.1

Cash flows from investing activities:
Payments for property and equipment	(57.0)	(7.2)
Proceeds (payments) from refranchisings, disposition of assets and restaurant closures	10.7	(6.8)
Return of investment on direct financing leases	8.0	7.7
Settlement of derivatives, net	11.5	—
Other investing activities, net	2.3	(0.3)

Net cash provided by (used for) investing activities	(24.5)	(6.6)

Cash flows from financing activities:
Proceeds from Senior Notes	1,250.0	—
Repayments of term debt, Tim Hortons Notes and capital leases	(2,592.4)	(38.3)
Payment of financing costs	(81.3)	—
Dividends paid on common shares and preferred shares	(124.5)	(49.3)
Proceeds from stock option exercises	1.6	—
Proceeds from issuance of shares	2.1	—
Other financing activities	(0.7)	—

Net cash provided by (used for) financing activities	(1,545.2)	(87.6)

Effect of exchange rates on cash and cash equivalents	(52.8)	(1.1)
Increase (decrease) in cash and cash equivalents	(1,114.3)	117.8
Cash and cash equivalents at beginning of period	1,803.2	786.9

Cash and cash equivalents at end of period	$688.9	$904.7

Supplemental cashflow disclosures:
Interest paid	$224.8	$68.0
Income taxes paid	$79.6	$19.0
Non-cash investing and financing activities:
Acquisition of property with capital lease obligations	$7.9	$—

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Key Business Metrics

We evaluate our restaurants and assess our business based on the following operating metrics.

System-wide sales growth refers to the change in sales at all company-owned and franchise restaurants in one period from the same period in the prior year. Comparable sales growth refers to the change in restaurant sales in one period from the same prior year period for restaurants that have been open for thirteen months or longer. Company-owned restaurants refranchised during a quarterly period are included with franchise restaurants for the purpose of calculating comparable sales growth for the quarter. Comparable sales and sales growth are measured on a constant currency basis, which means that results exclude the effect of foreign currency translation and are calculated by translating prior year results at current year monthly average exchange rates. We analyze key operating metrics on a constant currency basis as this helps identify underlying business trends, without distortion from the effects of currency movements (“FX Impact”).

System-wide sales represent sales at all Company restaurants and franchise restaurants. We do not record franchise sales as revenues; however, our franchise revenues include royalties based on a percentage of franchise sales.

Consolidated RBI

	Three Months Ended June 30,
Key Business Metrics	2015	2014
System-wide sales growth
TH	8.4%	6.5%
BK	11.6%	5.4%
System-wide sales (in US$ millions)
TH	$1,657.6	$1,702.0
BK	$4,406.1	$4,292.9
Comparable sales growth
TH	5.5%	2.8%
BK	6.7%	0.9%
System Net Restaurant Growth (NRG)
TH	52	22
BK	141	131
Restaurant counts at period end
TH	4,776	4,546
BK	14,528	13,808

Key Business Metrics by Brand Market

	Three Months Ended June 30,
Key Business Metrics	2015	2014
System-wide Sales Growth
TH - Canada	8.1%	5.8%
TH - US	10.6%	12.3%
BK - US&C	7.9%	(0.3)%
BK - EMEA	15.4%	11.3%
BK - LAC	18.3%	14.2%
BK - APAC	14.8%	14.3%
Comparable Sales Growth
TH - Canada	5.4%	2.6%
TH - US	7.0%	5.9%
BK - US&C	7.9%	0.4%
BK - EMEA	5.1%	0.9%
BK - LAC	8.5%	1.1%
BK - APAC	2.3%	3.7%
System NRG
TH - Canada	46	20
TH - US	—	(4)
BK - US&C	11	(22)
BK - EMEA	80	77
BK - LAC	5	29
BK - APAC	45	47

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Supplemental Disclosure

(Unaudited)

Selling, general and administrative expenses

	Three Months Ended June 30,		Six Months Ended June 30,
(in US$ millions)	2015	2014	2015	2014
Selling expenses	$3.5	$0.1	$8.3	$0.3

Management general and administrative expenses	58.8	39.3	118.7	80.6
Share-based compensation and non-cash incentive compensation expense (a)	8.1	4.2	22.0	7.7
Depreciation and amortization	4.3	3.4	8.7	6.6
Tim Hortons transaction and restructuring costs	27.4	—	55.4	—

Total general and administrative expenses	98.6	46.9	204.8	94.9

Selling, general and administrative expenses	$102.1	$47.0	$213.1	$95.2

(a)	During the three and six months ended June 30, 2015, the increase in share-based compensation and non-cash incentive compensation expense was due to incremental expense of $0.5 million and $8.9 million for the three and six months ended June 30, 2015, respectively, of share-based compensation related to the remeasurement of liability-classified stock options to fair value and additional stock options granted during 2015 and 2014.

Other Operating Expenses (Income), net

	Three Months Ended June 30,		Six Months Ended June 30,
(in US$ millions)	2015	2014	2015	2014
Net losses (gains) on disposal of assets, restaurant closures and refranchisings (a)	$(5.1)	$5.1	$(2.9)	$7.9
Litigation settlements and reserves, net	0.5	2.1	1.7	2.2
Net losses (gains) on derivatives (b)	26.6	—	41.6	—
Net losses (gains) on foreign exchange (c)	9.6	(2.9)	25.4	(2.5)
Other, net	2.6	1.1	3.9	2.3

Other operating expenses (income), net	$34.2	$5.4	$69.7	$9.9

(a)	Net losses (gains) on disposal of assets, restaurant closures and refranchisings for the three and six months ended June 30, 2015 primarily reflects gains in connection with a lease termination as well as the write-off of unfavorable lease balances related to this lease termination.
(b)	Net losses (gains) on derivatives for the three and six months ended June 30, 2015 primarily reflects the reclassification of losses on cash flow hedges from accumulated other comprehensive income (loss) to earnings as a result of de-designation and settlement of certain interest rate swaps.
(c)	The increase in net losses (gains) on foreign exchange is primarily related to revaluation of foreign denominated assets and liabilities.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Non-GAAP Financial Measures

(Unaudited)

Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with GAAP, and discuss the reasons that we believe this information is useful to management and may be useful to investors. These measures may differ from similarly captioned measures of other companies in our industry.

Non-GAAP Measures:

To supplement its condensed consolidated financial statements presented on a U.S. Generally Accepted Accounting Principles (“GAAP”) basis, RBI reports the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, Organic revenue growth and Organic Adjusted EBITDA growth.

EBITDA is defined as earnings (net income or loss) before interest, (gain) loss on early extinguishment of debt, taxes, and depreciation and amortization and is used by management to measure operating performance of the business.

Adjusted EBITDA is defined as EBITDA excluding the impact of share-based compensation and non-cash incentive compensation expense, (income) loss from equity method investments, net of cash distributions received from equity method investments, other operating (income) expenses, net, and all other specifically identified costs associated with non-recurring projects, including acquisition accounting impact on cost of sales and Tim Hortons transaction and restructuring costs. Adjusted EBITDA is used by management to measure operating performance of the business, excluding specifically identified items that management believes do not directly reflect our core operations, and represents our measure of segment income.

Adjusted Net Income is defined as net income excluding the impact of those same items excluded from Adjusted EBITDA and also excluding franchise agreement amortization, amortization of deferred financing costs and original issue discount, interest expense and loss (gain) on extinguished debt. Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the number of diluted shares of RBI during the reporting period. Adjusted Net Income and Adjusted Diluted EPS are used by management to evaluate the core operating performance of the business.

Revenue growth and Adjusted EBTIDA growth, on an organic basis, are non-GAAP measures that exclude FX Impact. Management believes that organic growth is an important metric for measuring the core operating performance of the business as it excludes the impact of foreign currency exchange rates. Organic growth is calculated by dividing this period’s financial results by the average monthly exchange rates for the prior period.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES

Organic Growth in Revenue and Adjusted EBITDA

Three Months Ended June 30, 2015

(Unaudited)

						FX
	Actual			Q2 ‘15 vs. Q2 ‘14		Impact	Organic Growth
(in US$ millions)	Q2 ‘15	Q2 ‘14		$	%	$	$	%
Calculation:		A		B		C	B-C=D	D/A
Revenue
TH	$763.2	$797.5	{a}	$(34.3)	(4.3)%	$(97.1)	$62.8	7.9%
BK	$278.2	$261.2		$17.0	6.5%	$(18.9)	$35.9	13.7%

RBI	$1,041.4	$1,058.7	{a}	$(17.3)	(1.6)%	$(116.0)	$98.7	9.3%

Adjusted EBITDA
TH	$234.3	$215.2	{a}	$19.1	8.9%	$(30.0)	$49.1	22.8%
BK	$192.9	$182.8		$10.1	5.5%	$(16.8)	$26.9	14.7%

RBI	$427.2	$398.0	{a}	$29.2	7.3%	$(46.8)	$76.0	19.1%

{a}	2014 TH Pro Forma

RESTAURANT BRANDS INTERNATIONAL, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures

Reconciliation of EBITDA and Adjusted EBITDA to Net Income (Loss)

(Unaudited)

(in US$ millions)	Three Months Ended June 30,
	2015	2014	2014 PF
Segment Income:
TH	$234.3	$—	$215.2
BK	192.9	182.8	182.8

Adjusted EBITDA	427.2	182.8	398.0
Share-based compensation and non-cash incentive compensation expense (2)	8.1	4.2	6.7
Acquisition accounting impact on cost of sales	(1.0)	—	—
TH transaction and restructuring costs (3)	27.4	—	—
Impact of equity method investments (4)	9.0	5.9	5.8
Other operating expenses (income), net	34.2	5.4	5.4

EBITDA	349.5	167.3	380.1
Depreciation and amortization	51.2	15.8	55.5

Income from operations	298.3	151.5	324.6
Interest expense, net	123.8	50.6	125.9
(Gain) loss on early extinguishment of debt	39.9	—	—
Income tax expense	43.8	25.8	57.5

Net income (loss)	$90.8	$75.1	$141.2

(in US$ millions)	Six Months Ended June 30,
	2015	2014	2014 PF
Segment Income:
TH	$418.2	$—	$387.7
BK	363.6	342.5	342.5

Adjusted EBITDA	781.8	342.5	730.2
Share-based compensation and non-cash incentive compensation expense (2)	22.0	7.7	12.5
Acquisition accounting impact on cost of sales	0.8	—	—
TH transaction and restructuring costs (3)	55.4	—	—
Impact of equity method investments (4)	8.8	9.9	10.3
Other operating expenses (income), net	69.7	9.9	13.8

EBITDA	625.1	315.0	693.6
Depreciation and amortization	102.1	32.2	110.5

Income from operations	523.0	282.8	583.1
Interest expense, net	247.7	100.6	251.7
(Gain) loss on early extinguishment of debt	39.6	—	—
Income tax expense	91.9	46.7	98.7

Net income (loss)	$143.8	$135.5	$232.7

RESTAURANT BRANDS INTERNATIONAL, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures

Reconciliation of Net Income (Loss) to Adjusted Net Income Attributable to Common Shareholders and Adjusted Diluted EPS

(Unaudited)

(in US$ millions, except per share data)	Three Months Ended June 30,
	2015	2014	2014 PF
Net income (loss)	$90.8	$75.1	$141.2
Income tax expense	43.8	25.8	57.5

Income (loss) before income taxes	134.6	100.9	198.7
Adjustments:
Franchise agreement amortization	7.8	5.3	8.4
Amortization of deferred financing costs and original issue discount	8.3	2.6	8.2
Interest expense and loss on extinguished debt (1)	44.8	—	—
Share-based compensation and non-cash incentive compensation expense (2)	8.1	4.2	6.7
Acquisition accounting impact on cost of sales	(1.0)	—	—
TH transaction and restructuring costs (3)	27.4	—	—
Impact of equity method investments (4)	9.0	5.9	5.8
Other operating expenses (income), net	34.2	5.4	5.4

Total adjustments	138.6	23.4	34.5
Adjusted income before income taxes	273.2	124.3	233.2

Adjusted income tax expense (5)	63.0	31.1	53.6

Adjusted net income	210.2	93.2	179.6

Preferred share dividends	67.5	—	67.5

Adjusted net income attributable to common shareholders	$142.7	$93.2	$112.1

Adjusted diluted earnings per share	$0.30	$0.26	$0.24

Diluted average shares outstanding	476.4	359.4	476.1

RESTAURANT BRANDS INTERNATIONAL, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures

Reconciliation of Net Income (Loss) to Adjusted Net Income Attributable to Common Shareholders and Adjusted Diluted EPS

(Unaudited)

(in US$ millions, except per share data)	Six Months Ended June 30,
	2015	2014	2014 PF
Net income (loss)	$143.8	$135.5	$232.7
Income tax expense	91.9	46.7	98.7

Income (loss) before income taxes	235.7	182.2	331.4
Adjustments:
Franchise agreement amortization	15.5	10.6	16.6
Amortization of deferred financing costs and original issue discount	15.3	5.2	16.4
Interest expense and loss on extinguished debt (1)	46.4	—	—
Share-based compensation and non-cash incentive compensation expense (2)	22.0	7.7	12.5
Acquisition accounting impact on cost of sales	0.8	—	—
TH transaction and restructuring costs (3)	55.4	—	—
Impact of equity method investments (4)	8.8	9.9	10.3
Other operating expenses (income), net	69.7	9.9	13.8

Total adjustments	233.9	43.3	69.6
Adjusted income before income taxes	469.6	225.5	401.0

Adjusted income tax expense (5)	107.1	56.7	92.2

Adjusted net income	362.5	168.8	308.8

Preferred share dividends	136.2	—	135.0

Adjusted net income attributable to common shareholders	$226.3	$168.8	$173.8

Adjusted diluted earnings per share	$0.48	$0.47	$0.37

Diluted average shares outstanding	476.4	359.3	476.1

Non-GAAP Financial Measures

Footnotes to Reconciliation Tables

(1)	Represents (gain) loss on early extinguishment of debt, $4.9 million of non-cash interest expense for the three and six months ended June 30, 2015 related to losses reclassified from accumulated other comprehensive income (loss) into interest expense in connection with interest rate swaps settled in May 2015 and $1.6 million of incremental interest expense for the six months ended June 30, 2015 related to the redemption of the Tim Hortons Notes and the March 2015 mandatory prepayment of our term loan.
(2)	Represents share-based compensation expense associated with employee stock options for the periods indicated; also includes the portion of annual non-cash incentive compensation that eligible employees elected to receive or are expected to elect to receive as common equity in lieu of their 2014 and 2015 cash bonus, respectively.
(3)	In connection with the Transactions, we incurred certain non-recurring financing, legal and advisory fees. We also incurred non-recurring costs to realign our global structure to better accommodate the needs of the combined business and support successful global growth. In addition, after consummation of the Transactions, we implemented a restructuring plan that resulted in work force reductions throughout our TH business and as a result incurred incremental costs. The restructuring is part of our on-going cost reduction efforts with the goal of driving efficiencies and creating fiscal resources that will be reinvested into our TH business. The non-recurring general and administrative expenses include financing, legal and advisory fees, severance benefits and other compensation costs, and training expenses. Lastly, in connection with issuing $1,250.0 million of 4.625% first lien senior secured notes due January 15, 2022 and entering into a first amendment to our credit agreement in May 2015, we incurred non-recurring financing, legal and advisory fees. We expect to incur additional general and administrative expenses during the remainder of 2015 associated with these initiatives.
(4)	Represents (i) (income) loss from equity method investments and (ii) cash distributions received from our equity method investments. Cash distributions received from our equity method investments are included in segment income.
(5)	Adjusted income tax expense for the periods ended June 30, 2015 and 2014, respectively, is calculated using RBI’s statutory tax rate in the jurisdiction in which the costs were incurred.